Exhibit 99.1

FRANKLIN LAKE RESOURCES INC.
172 Starlite Street, South San Francisco, CA 94080
TEL 650-588-0425 FAX 650-588-5869 E-MAIL info@franklinlake.com

NEWS RELEASE -- No. 2007-01 -- February 15, 2007

FRANKLIN LAKE RESOURCES ANNOUNCES PLANS FOR 5 TON TEST AT ITS AMARGOSA FACILITY;
FUNDING RECEIVED IN PRIVATE  PLACEMENT; AUDIT COMPLETED

SOUTH SAN FRANCISCO, CA -- Thursday, February 15, 2007 Franklin Lake Resources Inc. (OTCBB: FKLR), an exploratory stage mining company, announces that it plans a test of five tons of material from the tight grid section of the playa at its Amargosa facility. This will be the largest test the company has done, and Father Gregory Ofiesh, president and CEO of the company, states that recent upgrades to the facility have given it the capacity to handle a project of this scale.

Father Ofiesh said that the results of the test will be sent to independent laboratories for analysis, and the information from those laboratories should be the most reliable indicator the company has received of the validity of its process to extract precious minerals from the plays.

This project is being directed by Roger Graham, the company's vice president - operations, assisted by Richard Kunter, an independent metallurgical consultant and a director of the company, and by James Murray, president of Arrakis, Inc., an engineering and consulting firm.

Father Ofiesh said that, although the company is attempting to do this testing as soon as possible, it is also working simultaneously on several experimental projects with other companies, including some who have expressed an interest in using our facility as a toll station. With its limited personnel and resources, it will have to allocate its efforts among these projects as it deems most advantageous at the time.

Funding Received

Father Ofiesh also announced that he has agreed to invest a total of $100,000 of his personal funds in the company, by exercising warrants he has acquired as part of his past investments (the warrants were scheduled to expire periodically throughout this year, but were extended for one year by the board of directors). He invested $20,000 in January 2007, and will invest the remainder in installments over the next few months.

Father Ofiesh further said he was gratified that another existing stockholder has made a private placement of $25,000 in the company. He received 100,000 shares, at $0.25 per share, and a warrant to purchase one additional share at the same price for each share acquired.

Audit Completed; Form 10-KSB Filed

The company's audit for fiscal year ended October 31, 2006, has been completed. The financial statements and the auditor's report, as well as other important information, is included in our Annual Report on Form 10-KSB timely filed with the SEC and available on its website (www.sec.gov).

Interested parties are requested to check our website (www.franklinlake.com) for the company's story and other information and are invited to send us their e-mail address to be added to our mailing list to received copies of items filed with the SEC.

Note

This news release may contain statements which express the company's hopes, plans, anticipations, beliefs, or expectations regarding expenses and other financial obligations, capital resources and requirements, equipment needs, facility operations, and other aspects of our business. Statements related to our future performance or as to what we believe or expect to occur are considered forward-looking, meaning that they are based on our current expectations, estimates, and projections about the company's situation and our beliefs and assumptions. These statements are subject to risks which could cause the company's actual results to differ materially from the plans, beliefs, and expectations made in these statements. Please refer to our Annual Report on Form 10-KSB for the fiscal year ended October 31, 2006, our Quarterly Reports on Form 10-QSB for the first three quarters of the year, and our other reports filed with the SEC, for a discussion of these and other risk factors.

CONTACT Father Gregory Ofiesh, president and CEO 650-588-0425

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PR 2007-01 021507 F